                                                                    EXHIBIT 99.1

[PETROQUEST ENERGY, INC. LOGO]

NEWS RELEASE

For further information, contact:         Robert R. Brooksher, Vice President -
                                          Corporate Communications
                                          (337) 232-7028

               PETROQUEST ENERGY ANNOUNCES SECOND QUARTER RESULTS

Lafayette, Louisiana - July 30, 2003 - PetroQuest Energy, Inc. (NASDAQ: PQUE) announced today a net loss for the quarter ended June 30, 2003 of $1,698,000 or $(0.04) per share, compared to second quarter 2002 net income of $255,000 or $0.01 per share. Net cash flow provided by operating activities for the second quarter of 2003 was $6,363,000 as compared to $10,101,000 for the comparable 2002 period. Net cash flow provided by operating activities before working capital changes for the second quarter of 2003 was $5,046,000, as compared to $7,390,000 for the comparable 2002 period. For the first six months of 2003, the Company reported net income of $1,295,000 or $0.03 per share. Net income for the first six months of 2003 includes an after tax gain of $849,000 for the cumulative effect of a change in accounting principle related to the adoption of Statement of Accounting Standards No. 143, "Accounting for Asset Retirement Obligations." The Company reported a net loss of $109,000 or $0.00 per share for the first six months of 2002. For the first six months of 2003, net cash flow provided by operating activities was $13,051,000 and net cash flow provided by operating activities before working capital changes was $17,048,000. Net cash flow provided by operating activities and net cash flow provided by operating activities before working capital changes for the first six months of 2002 were $14,168,000 and $14,135,000, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.

Oil and gas sales during the second quarter of 2003 decreased 20% to $9,060,000 as compared to $11,357,000 in the second quarter of 2002. For the first six months of 2003, sales increased 15% to $25,214,000 from $21,866,000 in the first six months of 2002. Stated on an Mcfe basis, unit prices received during the second quarter and first six months of 2003 were 32% and 63% higher, respectively, than the prices received during the comparable 2002 periods.
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The following table sets forth certain information with respect to the oil and gas operations of the Company for the three and six-month periods ended June 30, 2003 and 2002:

                                 Three Months Ended             Six Months Ended
                                      June 30,                       June 30,
                              -------------------------     ---------------------------
                                 2003           2002           2003            2002
                              ----------     ----------     -----------     -----------
Production:
  Oil (Bbls)                     183,034        217,126         417,864         451,634
  Gas (Mcf)                      845,931      1,916,825       2,452,248       4,301,791
  Total Production (Mcfe)      1,944,135      3,219,581       4,959,432       7,011,595

Sales:
  Total oil sales             $5,013,976     $5,539,229     $12,249,095     $10,392,670
  Total gas sales             $4,046,220     $5,817,365     $12,964,789     $11,472,862

Average sales prices:
  Oil (per Bbl)                   $27.39         $25.51          $29.31          $23.01
  Gas (per Mcf)                    $4.78          $3.03           $5.29           $2.67
  Per Mcfe                         $4.66          $3.53           $5.08           $3.12

The following initiates guidance for the third quarter of 2003:

                                                       Guidance for
Description                                          3rd Quarter 2003
-----------                                          ----------------
Production volumes (MMcfe/d)                              19.5-21.5

Percent gas                                                  50%

Expenses:
  Lease operating expenses (per Mcfe)                    $1.25-$1.35
  Production taxes (per Mcfe)                            $0.12-$0.13
  Depreciation, depletion and amortization (per Mcfe)    $2.95-$3.05
  General and administrative (in millions)               $1.10-$1.30
  Interest expense (in millions)                         $.075-$1.00

Effective tax rate (all deferred)                            35%

PetroQuest Energy Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Gulf Coast Basin, both onshore and in shallow waters offshore.

This press release contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

                             PETROQUEST ENERGY, INC.
                      Consolidate Statements of Operations
                                 (unaudited)
                (Amounts In Thousands, Except Per Share Data)

                                                            Three Months Ended                Ended Six Months Ended
                                                                  June 30,                           June 30,
                                                        --------------------------          -------------------------
                                                          2003               2002             2003             2002
                                                        --------           -------          -------          --------
Revenues:
    Oil and gas sales                                   $  9,060           $11,357          $25,214          $ 21,866
    Interest and other income                                 41                15               52                36
                                                        --------           -------          -------          --------
                                                           9,101            11,372           25,266            21,902
                                                        --------           -------          -------          --------
Expenses:
    Lease operating expenses                               2,504             2,404            5,266             4,752
    Production taxes                                         125               120              335               322
    Depreciation, depletion and amortization               5,878             6,627           14,351            13,722
    General and administrative                             1,126             1,542            2,348             2,743
    Accretion of asset retirement obligation                 136                --              276                --
    Interest expense                                         230                17              254               227
    Derivative effects                                     1,714               270            1,749               304
                                                        --------           -------          -------          --------
                                                          11,713            10,980           24,579            22,070
                                                        --------           -------          -------          --------
Income (loss) from operations                             (2,612)              392              687              (168)

    Income tax expense (benefit)                            (914)              137              241               (59)
                                                        --------           -------          -------          --------
Income (loss) before cumulative effect of
  change in accounting principle                        $ (1,698)          $   255          $   446          $   (109)

Cumulative effect of change in accounting
  principle                                                   --                --              849                --

Net income (loss)                                       $ (1,698)          $   255          $ 1,295          $   (109)
                                                        ========           =======          =======          ========
Earnings (loss) per common share:
  Basic
    Income (loss) before cumulative effect of
      change in accounting principle                    $  (0.04)          $  0.01          $  0.01          $     --
    Cumulative effect of change in
      accounting principle                                    --                --             0.02                --
    Net income (loss)                                   $  (0.04)          $  0.01          $  0.03          $     --
                                                        --------           -------          -------          --------
  Diluted
    Income (loss) before cumulative effect of
      change in accounting principle                    $  (0.04)          $  0.01          $  0.01          $     --
    Cumulative effect of change in
      accounting principle                                    --                --             0.02                --
    Net income (loss)                                   $  (0.04)          $  0.01          $  0.03          $     --

Weighted average number of common shares:
    Basic                                                 42,895            37,883           42,874            36,287
                                                        ========           =======          =======          ========
    Diluted                                               42,895            40,188           43,880            36,287
                                                        ========           =======          =======          ========

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                             PETROQUEST ENERGY, INC.
                       Non-GAAP Disclosure Reconciliation
                             (Amounts In Thousands)

                                                   Three Months Ended        Six Months Ended
                                                        June 30,                  June 30,
                                                   -------------------      --------------------
                                                     2003       2002          2003        2002
                                                   -------    --------      -------     --------
Net cash flow provided by operating activities     $ 6,363    $ 10,101      $13,051     $ 14,168
Changes in working capital accounts                 (1,317)     (2,711)       3,997          (33)
                                                   -------    --------      -------     --------
Net cash flow provided by operations before
   working capital changes                         $ 5,046    $  7,390      $17,048     $ 14,135
                                                   =======    ========      =======     ========

Note: Management believes that net cash flow provided by operating activities before working capital changes is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company's ability to generate cash used to internally fund exploration and development activities and to service debt. Net cash flow provided by operating activities before working capital changes is not a measure of financial performance prepared in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.